As filed with the Securities and Exchange Commission on March 16, 2009

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Jones Soda Co.
(Exact name of registrant as specified in its charter)

State of Washington	91-1696175
(State of Incorporation)	(IRS Employer Identification No.)
234 Ninth Avenue North
Seattle, Washington 98109
(Address and zip code of principal executive offices)
Jones Soda Co. 2002 Stock Option and Restricted Stock Plan
(Full title of the plan)
Michael R. O’Brien, Chief Financial Officer
234 Ninth Avenue North
Seattle, Washington 98109
(206) 624-3357
(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered(1)	per share(2)	offering price	registration fee
Common Stock, no par value per share, under the 2002 Stock Option and Restricted Stock Plan	750,000 shares	$0.64	$480,000	$26.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Act”), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Act, as amended, based on the average of the high and low sale prices of the Registrant’s common stock on March 10, 2009, as reported on The NASDAQ Capital Market.

EXPLANATORY NOTE
     Jones Soda Co., a Washington corporation, is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 750,000 shares of common stock, no par value per share, under the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan (the “2002 Plan”).
     Jones Soda Co. previously registered 3,750,000 shares of common stock under the 2002 Plan in a separate registration statement on Form S-8, which was originally filed on March 20, 2003 (File No. 333-103939), the contents of which are incorporated by reference into this Registration Statement.

SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1
EX-23.2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 16, 2009.

JONES SODA CO.
By:	/s/ Stephen C. Jones
Stephen C. Jones
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose individual signature appears below hereby authorizes and appoints Stephen C. Jones and Michael R. O’Brien, and each of them, with full power of substitution and resubstitution and full power to act without the others, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Capacities	Date

/s/ Steven C. Jones Stephen C. Jones	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2009

/s/ Michael R. O’Brien Michael R. O’Brien	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2009

/s/ Jonathan J. Ricci Jonathan J. Ricci	Chief Operating Officer and Director	March 16, 2009

/s/ Richard S. Eiswirth, Jr.	Director	March 16, 2009
Richard S. Eiswirth, Jr.

/s/ Michael M. Fleming	Director	March 16, 2009
Michael M. Fleming

/s/ Matthew K. Kellogg	Director	March 16, 2009
Matthew K. Kellogg

/s/ Susan A. Schreter	Director	March 16, 2009
Susan A. Schreter

/s/ Peter M. van Stolk	Director	March 16, 2009
Peter M. van Stolk

/s/ Mills A. Brown	Director	March 16, 2009
Mills A. Brown

INDEX TO EXHIBITS

Exhibit
Number	Description
5.1	Opinion of Cairncross & Hempelmann, P.S.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of KPMG LLP, independent registered public accounting firm

23.3	Consent of Cairncross & Hempelmann, P.S. (contained in the opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page of this Registration Statement)